                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of December 4, 2003, by and among EDGE PETROLEUM CORPORATION, a Delaware corporation (the "Company"), and those persons set forth on Exhibit A.

                                   SECTION 1

                                  Definitions

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

             (a) "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

             (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in Texas.

             (c) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

             (d) "Effective Time" means the effective time of the Merger contemplated by the Merger Agreement.

             (e) "Holders" shall mean the Persons set forth on Exhibit A and any person holding Registrable Securities to whom the rights under Section 2.1 have been transferred in accordance with Section 2.1(h) hereof.

             (f) "Merger" means the merger contemplated by the Merger Agreement.

             (g) "Merger Agreement" means the Agreement and Plan of Merger among the Company, Edge Delaware Sub Inc. and Miller dated May 28, 2003.

             (h) "Miller" means Miller Exploration Company, a Delaware corporation.

             (i) "Warrants" means the warrant to purchase 900,000 shares of common stock of Miller which was issued to Guardian Energy Management Corp, a Michigan corporation on July 11, 2000 which shall become warrants to purchase Common Stock at the Effective Time.

             (j) "Warrant Shares" shares of Common Stock issuable upon exercise of the Warrants.

             (k) "Person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

             (l) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

             (m) "Registrable Securities" shall mean (A) the Shares, (B) the Warrant Shares and (C) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they are held by a Holder or a permitted transferee pursuant to subsection 2.1(h) and (I) have not been disposed of pursuant to a registration statement declared effective by the SEC, (II) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (III) such Holder may not sell immediately under Rule 145 under the Securities Act all Registrable Securities then held by such Holder.

             (n) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1(a) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

             (o) "SEC" shall mean the United States Securities and Exchange Commission.

             (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

             (q) "Selling Expenses" shall mean all underwriting discounts and selling commissions and similar fees applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes.

             (r) "Shares" shall mean the shares of Common Stock which are issued to the Holder's set forth in Exhibit A in connection with the Merger.

                                    SECTION 2

                                    Covenants

         2.1 Registration Rights.

             (a) Registration. No later than 60 days following the Effective Time, the Company will file a registration statement (the "Registration Statement") on Form S-3 with the SEC and will thereafter use its commercially reasonable best efforts for such Registration Statement to be declared effective by the SEC. The Company will use its reasonable best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; provided that the Company shall not be obligated to take any action to effect any such state registration, qualification or compliance pursuant to this subsection 2.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act.

             (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 2.1(a) shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered except to the extent such Selling Expenses are specifically attributable to one Holder, in which case it shall be borne by such Holder.

             (c) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company will during such time as the Holder holds Registrable Securities:

                 (i) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until the first anniversary of the Effective Time or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                 (ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

                 (iii) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(c), or (B) subject itself to income taxation in any such jurisdiction;

                 (iv) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                 (v) cause all such Registrable Securities to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted; and

                 (vi) appoint a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

         (d) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to subsection 2.1(a) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         (e) Indemnification.

                 (i) To the extent permitted by law, the Company will indemnify each Holder and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (each an "Indemnitee"), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnitee for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable to any Indemnitee in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Indemnitee and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; and provided that the Company will not be liable in any such case where the expense, claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities; and, provided, further, that the indemnity with respect to any preliminary prospectus shall not apply to the extent that any such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such claims, losses, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage or liability.

                 (ii) To the extent permitted by law, each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by a Holder to comply with the covenants or agreements contained in this Agreement respecting the Registrable Securities and will reimburse the Company, such directors, officers, employees, partners, legal counsel and accountants for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

                 (iii) Each party entitled to indemnification under this subsection 2.1(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

                 (iv) If the indemnification provided for in this subsection 2.1(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) Covenants of Holders.

                 (i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 2.1(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                 (ii) Each Holder severally agrees for a period of time (not to exceed 90 days) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company for any underwritten offering in which securities of the Company are sold (upon request of the Company or of the underwriters managing any underwritten offering to the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than shares of Registrable Securities included in such registration, without the prior written consent of the Company or such underwriters, as the case may be; provided that this obligation is subject to the condition that all executive officers and directors of the Company shall enter into similar agreements. Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by subsection 2.1(a) during any period, not to exceed one 45-day period per circumstance or development and not to exceed 90 days in any 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable. Any such request by the Company shall be held confidential by the Holder.

                 (iii) Each Holder agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by subsection 2.1(a) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the next preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                 (iv) Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.1. The Holder will promptly keep the Company informed as to all sales of Registrable Securities made under the Registration Statement and assist the Company in updating such information in the Registration Statement and any prospectus supplement relating thereto.

                 (v) Each Holder hereby covenants with the Company (1) not to make any sale of the Shares pursuant to the Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, in the over-the-counter market, on the Nasdaq, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Shares.

                 (vi) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

                 (vii) Each Holder agrees that, after the Registration Statement has been declared effective by the SEC, it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except (A) as contemplated in the Registration Statement (B) or as otherwise contemplated by this Agreement. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

         (g) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

                 (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                 (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                 (iii) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         (h) Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under subsection 2.1(a) may be assigned in full by a Holder to an Affiliate of such Holder; provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this paragraph (h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         (i) Waivers and Amendments. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities (including Registrable Securities issuable pursuant to the Warrants), any provision of this
Section 2.1 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

         2.2 Disposition. The Holder has not and will not make any offer, sale or other transfer of the Registrable Securities by any means which would not comply with applicable law or this Agreement or which would otherwise impose upon the Company any obligation to satisfy any public filing or registration requirement. The Holder understands and agrees that any disposition of the Registrable Securities in violation of this Agreement shall be null and void, and that no transfer of the Registrable Securities shall be made by the Company or the transfer agent for the Registrable Securities upon the Company's stock transfer books or records unless and until there has been compliance with the terms of this Agreement, the Securities Act, any applicable state and foreign securities law and any other laws. The Holder will not sell or transfer the Registrable Securities unless:

             (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

             (b) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and it shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.

The Holder will not transfer the Registrable Securities, other than pursuant to the Registration Statement or in a transaction that complies with Rule 145, unless the transferee makes the representations and warranties to the Company contained in this Agreement and agrees to be bound by the restrictions on transfer (including the registration provisions) contained herein to the same extent as if it were the original Holder.

                                   SECTION 3

                                 Miscellaneous

         3.1 Termination of Agreement. The Company may terminate its obligation to perform or observe any of its covenants and agreements hereunder to any Holder if such Holder violates in a material respect any of the material covenants or agreements of the Holder under this Agreement, and a Holder may terminate its obligations to perform or observe any of its covenants and agreements hereunder if the Company violates or fails to perform in any material respect any of the material covenants or agreements of the Company under this Agreement to such Holder; provided, however, that neither the Company nor the Holder, as the case may be, may terminate any of its obligations under this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within 30 days after the delivery of such notice.

         3.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

         3.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

         3.4 Notices and Dates. Any notice or other communication given under this Agreement shall be sufficient if in writing and will be effective as of (a) the date of receipt if delivered by hand, by messenger or by courier, or by Federal Express or similar delivery service, or transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto) or

(b) three days after the date when the same shall have been posted by registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party at such address:

                 (i)  if to the Company:

                      Edge Petroleum Corporation
                      1111 Bagby, Suite 2100
                      Houston, Texas 77002
                      Attn:  Chief Financial Officer
                      (Facsimile) (713) 654-7722

                 (ii) if to Holders, then to the addresses set forth at
                      Exhibit A.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, by messenger or by courier, or, if sent by facsimile, upon confirmation of receipt.

         3.5 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

         3.6 Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

         3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         3.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

         3.9 Captions. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement.

Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

         3.10 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

         3.11 No Third-Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement except for such rights as may exist by virtue of any contract or other agreement existing on the date hereof.

         3.12 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Any obligation to the Holder with respect to any registration or similar matter pursuant to any agreement between any Holder and Miller is hereby terminated. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided that any provision of this Agreement, other than Section 2.1 (waivers and amendments of which are governed by Section 2.1(i)), may be waived or modified on behalf of all of the Holders with the consent of those Holders owning two-thirds of the Registrable Securities and that are still held (at the time of such waiver or modification) by any Holder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      EDGE PETROLEUM CORPORATION

                                      By:      /s/ Michael G. Long
                                          ------------------------------------
                                      Name: Michael G. Long
                                            ----------------------------------
                                      Its: Chief Financial Officer
                                           -----------------------------------


                                      By:      /s/ Kelly E. Miller
                                          ------------------------------------
                                      Name: Kelly E. Miller
                                            ----------------------------------


                                      GUARDIAN ENERGY MANAGEMENT CORP.

                                      By:      /s/ Paul A. Halpern
                                          ------------------------------------
                                      Name:    Paul A. Halpern
                                            ----------------------------------
                                      Its: Vice President, Operations
                                           -----------------------------------


                                      DEBRA A. MILLER TRUST

                                      By:      /s/ Debra A. Miller
                                          ------------------------------------
                                      Name:    Debra A. Miller
                                            ----------------------------------

                                    EXHIBIT A
                                    "HOLDERS"



NAME:                                                  ADDRESS:
-----                                                  --------

Kelly E. Miller                                 3104 Preston Road
                                                Traverse City, MI  49685

Guardian Energy Management Corp.                2300 Harmon Road
                                                Auburn Hills, MI  48326

Debra A. Miller Trust                           10839 Bluff Road
                                                Traverse City, MI  49685